UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 25, 2022

Peraso Inc.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022 (the “Effective Date”), Peraso Inc. (the “Company”) entered into an amendment (the “Lewis Amendment”) to the offer of employment, dated August 8, 2018, with Daniel Lewis, which provides that Mr. Lewis will no longer serve as the President of the Company but will now serve as Vice President, General Manager of Memory Products through December 17, 2023, at which time his employment arrangement will automatically terminate. Pursuant to the Lewis Amendment, Mr. Lewis will receive (i) an annual base salary of $275,000, (ii) an annual target incentive bonus (the “Target Bonus”) of up to 50% of his base salary based upon the achievement of certain goals and performance criteria determined by the Chief Executive Officer of the Company (the “CEO”) and the Compensation Committee of the Company’s board of directors and (iii) a cash bonus equal to 3% of (a) the cash proceeds received by the Company (“VAE Bonus”) in the event the Company sells all or any part of the Company’s Virtual Accelerator Engine intellectual property (the “VAE Sale”) or (b) the royalties paid to the Company during the 24 month period following the VAE Sale (the “VAE Royalty Payments” and, together with the VAE Bonus, the “VAE Incentive Payments”); provided, however, that in no event will the aggregate VAE Incentive Payments exceed $300,000. In addition, the Lewis Amendment provides that if Mr. Lewis experiences a Constructive Termination not in Connection with a Change-in-Control (as such terms are defined in the Company’s Amended and Restated Executive Change-In-Control and Severance Policy), then, subject to the execution of a release, he will be entitled to receive the following severance benefits from the Company (collectively, the “Severance Benefits”):

•	a single lump sum severance payment equal to one year of his then-current base salary, within 60 days following the termination of employment;

•

reimbursement of the full premium amount (less withholding taxes) charged under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for continuation of the group health insurance in effect for him and his participating dependents, for a period of 12 months following the termination of employment, subject to earlier termination of reimbursement as of the effective date he receives coverage under a group health insurance plan of another employer;

•

payment of any Target Bonus earned but unpaid for the fiscal year preceding that in which, and the fiscal year in which (pro-rated until the date of termination of employment), his employment was terminated; and

•

all of his then unvested outstanding equity awards of the Company will, as of the date of termination of employment, immediately vest, become exercisable and remain exercisable until the later of 24 months following the termination of employment and the expiration of the equity award’s initial term.

On the Effective Date, the Company also entered into an amendment (the “CFO Amendment”) to the offer of employment, dated December 21, 2007, as amended, with James Sullivan, the Company’s Chief Financial Officer, which memorializes Mr. Sullivan’s current compensatory arrangement and also provides for Mr. Sullivan to be entitled to receive the Severance Benefits.

In addition, on the Effective Date, Peraso Technologies Inc., a subsidiary of the Company, entered into an amendment (the “COO Amendment”) to the employment agreement, dated August 1, 2009, with Brad Lynch, the Company’s Chief Operating Officer, which memorializes Mr. Lynch’s current compensatory arrangement and also provides for Mr. Lynch to be entitled to receive the Severance Benefits, subject to certain minimum Canadian requirements in the event he does not execute a release.

The foregoing summaries of the Lewis Amendment, the CFO Amendment and the COO Amendment do not purport to be complete and are qualified in their entirety by reference to the Lewis Amendment, the CFO Amendment and the COO Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: April 29, 2022	By:	/s/ James W. Sullivan
James W. Sullivan
Chief Financial Officer